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       [THE DIVERSIFIED INVESTORS STRATEGIC ALLOCATIONS FUNDS LETTERHEAD]



February 25, 1997


The Diversified Investors Strategic Allocations Funds
4 Manhattanville Road
Purchase, New York 10577

Dear Sirs:

I have reviewed the procedures under which The Diversified Investors Stratigie Allocations Funds elected to register an indefinite amount of securities under the Securities Act of 1933 pursuant to Rule 24f-2 under the Investment Company Act of 1940, as well as the preparation of the accompanying Notice making definite in number the $5,675,181 amount of said securities registered pursuant to that Rule for the year 1996.

In my opinion these securities, the registration of which the accompanying Notice makes definite in number, were legally issued, fully paid, and non-assessable.

I hereby consent to your forwarding this opinion to the Securities and Exchange Commission in connection with your Rule 24f-2 Notice and to any reference that might at any time be made to it or to me in any amendment to the registration statement on Form N-1A or otherwise for these securities.

Very truly yours,

/s/ Robert F. Colby